EXHBIT 10.9

                          BUSINESS CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of July 26, 2005 by and between Navidec Financial Services, Inc., a Colorado corporation located at 6399 South Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 ("Client") and J. Paul Consulting, a Colorado coproation located at 6590 E. Lake Place, Centennial, Colorado 80111 ("PR Firm").

                                    RECITALS:
                                    ---------

     WHEREAS, Client is a company that is engaged in, among other things, identifying and acquiring a controlling interest in development stage companies to further their growth by providing strategic financial consulting services (the "Business");

     WHEREAS, Client has filed a registration statement with the U.S. Securities and Exchange Commission and will be a publicly traded company once the registration statement is declared effective;

     WHEREAS, Client commenced a private placement of units consisting of one share of Client's common stock, one Class A Warrant and one Class B Warrant for $1.00 per unit with a maximum of two million units (the "Private Placement");

     WHEREAS, PR Firm is a strategic financial communications firm focused on the development and implementation of customized strategies and programs designed to foster and enhance corporate awareness within the financial markets community; and

     WHEREAS, Client acknowledges the expertise of PR Firm and desires to avail itself, for the term of this Agreement, of such expertise, and to compensate PR Firm in accordance herewith.

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants herein set forth, the parties, agreeing to be legally bound, hereto agree as follows:

1. Retention; Services. Client hereby retains PR Firm as a consultant to Client, and PR Firm agrees to render consulting services, as defined in Exhibit A attached hereto, to Client (the "Services"), upon the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement, Client shall have the sole right to approve any arrangements proposed by PR Firm with regard to the performance of the services PR Firm is to provide hereunder.

2. Time and Resources Devoted by PR Firm.

     (a) During the term of this Agreement, PR Firm shall spend such time as may be reasonably required for the performance of the Services and PR Firm shall guarantee the dedication of senior account executives to the performance of the Services.

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     (b) Upon reasonable notice by Client,  PR Firm will use reasonable  efforts to accommodate requests by Client to attend and arrange specific meetings, conferences, and/or other similar formally scheduled events.

     (c) Upon reasonable notice by Client, PR Firm will use reasonable efforts to accommodate requests by Client for PR Firm to have completed specific Services by specifically scheduled and mutually agreed upon deadlines.

3. Client Cooperation. Client recognizes and acknowledges that the quality and accuracy of the Services, and the efficiency and timeliness of their completion, is significantly dependent on the cooperation of Client with PR Firm as well as the available resources of Client. Therefore, upon the reasonable request of PR Firm, subject to compliance with applicable securities laws, Client shall provide PR Firm in a reasonably timely manner such information and resources that may be reasonably obtainable by Client that is/are necessary for PR Firm to perform the Services completely and accurately in all material respects. PR Firm shall be entitled to rely on the completeness, correctness and accuracy of the information provided by Client to PR Firm in the performance by PR Firm of the Services.

4. Acknowledgement of Publicly Trading Status.

     (a) PR Firm and Client agree and acknowledge that once the registration statement is declared effective and the common stock of Client is publicly traded it necessitates adherence to various regulations and guidelines provided and enforced by any regulatory bodies, including the NASD, SEC, NASDAQ or any other stock exchange, market or trading facility on which its shares will be listed. As such, PR Firm and Client each agrees and acknowledges that it shall comply at all times with all applicable federal and state securities laws and adhere to such regulations and guidelines provided and enforced by any such regulatory bodies.

     (b) Except as provided for within this Agreement, PR Firm shall not own, buy, sell, borrow, lend, transfer, hypothecate, or transact in any way, directly or indirectly the publicly traded stock of Client during the Term of this Agreement and for a period of three months thereafter.

     (c) PR Firm shall not discuss with or reveal information concerning this Agreement, Client or the Services to parties other than (i) representatives, affiliates, and advisors of PR Firm; (ii) parties to this Agreement; (iii) parties whom Client has informed the PR Firm are bound by nondisclosure agreements; (iv) professional service providers such as accountants and counsel with whom Client has informed the PR Firm that they have a formal professional relationship; and (v) appropriate legal and regulatory persons and/or entities.

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5.  Authorized  Representatives.   Client  shall  be  duly  represented  by  its
President, CEO, CFO or such other person as mutually designated in writing by both its President and CEO, who are each individually authorized to commit and legally bind Client and to provide suggestions and recommendations to PR Firm as needed for PR Firm to provide the Services. PR Firm shall be duly represented by its President, or other person designated in writing by the President of PR Firm, who is authorized to commit and legally bind PR Firm.

6. Compensation. In consideration of the Services agreed to be provided and/or provided to Client hereunder, Client shall compensate PR Firm in accordance with this Agreement and as set forth on Exhibit B attached hereto.

7. Additional Expenses

     (a) Ordinary Operational Expenses of PR Firm. In the performance of the Services, PR Firm shall incur certain expenses which are considered to be ordinary internal operational expenses (the "Ordinary Operational Expenses") and, as such, are to be paid by PR Firm and not passed on to the Client in any way. The Ordinary Operational Expenses include those expenses which are expected to allow for the performance of the Services, including the following:

               i.   Facsimile expenses;
               ii.  Telecommunications expenses;
               iii. Printing expenses of general communications;
               iv.  Leasehold expenses.

     (b) Extraordinary Expenses of PR Firm. Client shall pay certain reasonable costs and expenses incurred by PR Firm, its directors, officers, employees and agents, in carrying out certain duties and obligations pursuant to the provisions of this Agreement, excluding Ordinary Operational Expenses, but including and not limited to the following costs and expenses (the "Out-of-Pocket Expenses"); provided all costs and expense items in excess of $500.00 must be approved by Client in writing prior to PR Firm's incurrence of the same:

               i. Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Client;
               ii.  Seminars, expositions, money and investment shows;
               iii. Radio and television time and print media advertising costs, when applicable;
               iv. Subcontract fees and costs incurred in preparation of research reports, when applicable;
               v.   Cost of on-site due diligence meetings, if applicable;
               vi.  Printing and publication costs of brochures and marketing materials which are not supplied by the Client; and
               vii. Printing and publication costs of Client's annual reports, quarterly reports, and/or other shareholder communication collateral material which is not supplied by the Client.

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8. Start Date; Term; Termination.

     (a) The performance of the Services by PR Firm shall start on July 26, 2005 (the "Start Date").

     (b) Term. Subject to the further provisions of this Section 8, the term of this Agreement shall be for the period of twelve months beginning on the Start Date and continuing until 5:00 PM EST on July 26, 2006 (the "Term"), unless sooner or later terminated in accordance with the further provisions of this
Section 8. This Agreement may be extended by the mutual agreement of the parties, as evidenced by an amendment pursuant to Section 15(a) of this Agreement.

     (c) Termination by Client. Effective at any point following the first ninety (90) days of this Agreement, Client shall have the right to terminate this Agreement with thirty (30) days prior written notice for any reason whatsoever or for no reason (the "Early Termination"). Upon the occurrence of a Early Termination, PR Firm shall be paid in cash, immediately upon such termination, that dollar amount equal to all Out-of-Pocket Expenses paid or incurred by PR Firm pursuant to Section 7(b) of this Agreement to the date of termination, and Client shall pay PR Firm that dollar amount equal to unpaid fees up to the termination, pursuant to Section 6 of this Agreement.

9. PR Firm Status. PR Firm is an independent contractor performing certain consulting services for Client and is not an employee, agent, representative, officer, or partner of Client. PR Firm has no power or authority to act for, represent, or bind Client or any affiliate of Client in any manner. PR Firm acknowledges and agrees, and it is the intent of the parties hereto, that, under this Agreement, PR Firm receive no Client sponsored benefits (except as contemplated in Sections 6 and 7(b)) from Client, including, but not limited to, paid vacation, sick leave, medical insurance, and 401(k) or other retirement plan participation. Nothing contained herein nor any titles held with Client shall be deemed to create any relationship between the parties other than that of a principal and independent contractor.

10. Confidentiality; Return of Client Property.

     (a) "Confidential Information" of a party means and includes, but is not limited to, all information about that party, including, but not limited to, hardware, software, screens, specifications, designs, plans, drawings, data, prototypes, discoveries, research, developments, methods, processes, procedures, improvements, "know-how," trade secrets, compilations, market research, marketing techniques and plans, business plans and strategies, customer names and other information related to customers, price lists, pricing policies and financial information or other business and/or technical information and materials, in written, graphic, machine-readable form or in any other medium.

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Notwithstanding   anything  to  the  contrary   contained  in  this   Agreement,
Confidential Information shall not include any information that: (i) is in the public domain or becomes generally known to parties outside of this Agreement on a non-confidential basis, through no wrongful act of the party to this Agreement having received such information from the disclosing party; (ii) is lawfully obtained by either party of this Agreement, as the case may be, from a party outside of this Agreement without any obligation to maintain the information as proprietary or confidential; (iii) was known to either party to this Agreement, as the case may be, prior to its disclosure by the other party to this Agreement, without any obligation to keep it confidential as evidenced by tangible records kept in the ordinary course of business; (iv) is independently developed by either party to this Agreement, as the case may be, without reference to any Confidential Information disclosed by the other party to this Agreement as evidenced by tangible records kept in the ordinary course of business; (v) is the subject of a written agreement whereby PR Firm or Client, as the case may be, consents to the use or disclosure of such Confidential
Information by the other party to this Agreement; or (vi) is required by applicable law to be disclosed by either Client or PR Firm.

     (b) PR Firm agrees that at all times during the Term of this Agreement, PR Firm shall preserve as confidential all Confidential Information concerning Client, and any actual or potential financial, strategic or operational partners that has been disclosed to the PR Firm, and PR Firm shall not, without the prior written consent of Client, use for PR Firm's own benefit or purposes, or disclose to any other party such Confidential Information, except as required by PR Firm's engagement with Client, or as required by applicable law. These obligations with respect to confidentiality shall continue for a period one year after the expiration or termination of this Agreement. The terms of this paragraph do not impair the right to disclose such Confidential Information by PR Firm in order to defend PR Firm from any claim in any court of law once PR Firm gives Client notice of such intended use.

     (c) All records, business plans, financial statements, manuals, memoranda, documents, correspondence, reports, records, charts, lists and other similar data delivered to or compiled by PR Firm or by or on behalf of Client or its representatives which pertain Client shall be and remain the property of Client and be subject at all times to its discretion and control. In the event of the expiration or termination of PR Firm's engagement hereunder, all such materials pertaining to Client which has been obtained by PR Firm shall be delivered promptly to Client upon written request by Client once all compensation and expenses have been paid in accordance with this Agreement; provided, however, that PR Firm may retain copies of any such documents and materials which may be reasonably necessary to maintain business, accounting, and legal records associated with this Agreement subject to the non-disclosure provisions of
Section 10(b).

11.   Notice/Cure.   Anything  contained  in  this  Agreement  to  the  contrary notwithstanding, neither party shall have failed to perform any material obligation or duty under this Agreement unless and until:

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     (a) Consideration. In the case of a failure to pay any consideration,  such failure shall not have been cured within fifteen (15) business days after receipt of written notice thereof from the party demanding payment.

     (b) Non-Money. In the case of any other failure to perform any obligation or duty under this Agreement, such failure shall not have been cured within fifteen (15) business days after receipt of written notice from the demanding party describing in reasonable detail the failure.

12. Indemnification.

     (a) Client shall indemnify and hold PR Firm and its officers, directors, employees, agents, PR Firm's affiliates, and representatives harmless from and against any and all actions, suits, proceedings, liabilities, losses, damages, judgments, fines, amounts paid in settlement, losses, costs and expenses, including, but not limited to, reasonable attorneys' and experts' fees and court costs, (each, a "Loss"), paid or incurred by PR Firm and arising out of or in connection with any claim by a third party relating to any untrue statement of a material fact, or any omission to state a material fact, based upon information furnished by Client to PR Firm in connection with the Services or any other work performed for Client by the PR Firm.

     (b) PR Firm shall indemnify and hold Client and its officers, directors, employees, agents, consultants, affiliates, and representatives harmless from and against any and all Losses, paid or incurred by Client and arising out of or in connection with any claim by a third party relating to PR Firm's performance of the Services or any other work performed for Client by the PR Firm; provided, however, that notwithstanding the foregoing, in no event will PR Firm indemnify Client for any Losses arising out of or in connection with any untrue statement of a material fact, or any omission to state a material fact, based upon information furnished by Client to PR Firm in connection with the Services or any other work performed for Client by the PR Firm.

13. Representations and Warranties.

     (a) Client represents and warrants to PR Firm that:

          i. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Client is not in breach or violation of, and the execution, delivery and performance of this Agreement by Client will not result in a breach or violation of, any of the provisions of Client's articles of incorporation, as amended to the date of this Agreement, by-laws, as amended to the date of this Agreement, or any other contract to which Client is a party that is material to its business plans or prospects.

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          ii.  Client has the full right, corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Client and the performance by Client of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed, acknowledged, and delivered by Client and is the legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

     (b) PR Firm represents and warrants to Client that:

          i. PR Firm is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. PR Firm is not in breach or violation of, and the execution, delivery and performance of this Agreement by PR Firm will not result in a breach or violation of, any of the provisions of PR Firm's articles of incorporation or organization, as amended to the date of this Agreement or by-laws or operating agreement, as amended to the date of this Agreement.

          ii. PR Firm has the full right, corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PR Firm and the performance by PR Firm of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and member action. This Agreement has been duly executed, acknowledged, and delivered by PR Firm and is the legal, valid and binding obligation of PR Firm, enforceable against PR Firm in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

14. Registration of Shares Underlying Options.

     (a) The Client shall prepare and, as soon as practicable following the date the registration statement on Form SB-2 initially filed on June 21, 2005 is declared effective by the SEC, file with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 covering the resale of all the shares underlying the options listed on Exhibit B (the "Registrable Securities"). In the event that Form SB-2 is unavailable for such a

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registration, the Client shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form SB-2 as soon as such form is available, provided that the Client shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form SB-2 covering the Registrable Securities has been declared effective by the SEC. The Client shall use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable.

     (b) All expenses incident to the filing of the registration statement required by this Section 14, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Client and all independent certified public accountants, underwriters (excluding discounts and commissions) and other professionals retained by Client will be borne by Client. In no event shall Client be obligated to pay any discounts or commissions with respect to the shares sold by PR Firm.

     (c) If for any reason the registration statement under Section 14(a) above is to cover a registration in which securities of Client are sold to an underwriter for distribution to the public (an "Underwritten Offering"), such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the Registrable Securities and any other common stock of Client requested to be registered in such Underwritten Offering would have an adverse effect on such offering, then the number of shares of Registrable Securities and other common stock of Client to be included in the offering (except for shares to be issued by Client in an offering initiated by Client) shall be reduced to such smaller number as the managing underwriter shall in its sole discretion determine. In this event, the reduction in participation of PR Firm shall occur on a pro rata basis with all other participating holders of securities to be registered under such registration statement or other registration statement (as applicable), except to the extent that certain holders of other securities may have a contractual preference to participate. In such case, Client and the managing underwriter shall use their reasonable best efforts to accommodate PR Firm and the holders of other shares of common stock of Client who possess such registration rights to include of their securities in the offering. Any shares of Registrable Securities excluded from an Underwritten Offering as discussed above, shall be withheld from the market by PR Firm for a period of time, not to exceed 30 days prior to the effective date and 180 days thereafter, if the managing underwriter reasonably determines such restriction is necessary in order to effect the underwritten public offering.

     (c) Client shall have the right to terminate or withdraw any registration initiated by it under this Section 14 prior to the effectiveness of such registration.

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15.      Miscellaneous.

     (a) Amendments. This Agreement may be amended, supplemented or modified only in a writing signed by the parties hereto.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or by courier service providing for next day service, or sent by registered or certified mail, postage prepaid, and return receipt requested, or electronic mail, if confirmed by a subsequent written letter to the party at the address noted below:

      If to Client:                                If to PR Firm:
      -------------                                --------------
      Navidec Financial Services, Inc.             J. Paul Consulting
      Attention: Robert D. Grizzle                 Attn: Jeff Ploen
      6399 South Fiddler's Green Circle            6590 E. Lake Place
      Suite 300                                    Centennial, Colorado 80111
      Greenwood Village, CO 80111                  Telephone: (303) 570-6093
      Telephone: (303) 222-1210                    Facsimile: (303) __________
      Facsimile: (303) 222-1001                    Email: ____________________
      Email: robertgrizzle@navidec.com
             -------------------------


     (c) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Colorado without regard to conflicts of laws principles, the parties agree to submit to the jurisdiction of the courts of the State of Colorado for all purposes, and sole and exclusive venue for any dispute or disagreement arising under or relating to this agreement shall be in a court sitting in the City and County of Denver, Colorado.

     (d) Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (f) Assignability. Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that either party may assign this agreement, without the need to obtain consent of the other party, to an affiliate of such party or to its successor-in-interest. An assignee will have all of the rights and obligations of the assigning party set forth in this Agreement.

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     (g)  Attorneys'  and  Experts'  Fees;  Remedies.  In any  action,  suit  or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and expenses in addition to any other available remedy. Other than the right to recover fees in the preceding sentence, in any dispute between the parties arising out of this Agreement, neither party shall be liable to the other for any indirect, special, consequential or incidental damages (including, without limitation, lost profits).

     (h) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereof and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (j) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     (k) Entire Agreement. This Agreement (including all Exhibits and Appendices) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (1) Currency. All references to currency within this Agreement, unless otherwise stated, shall mean United States Dollars.

     (m) Business Day. For the purposes of this Agreement, a business day is defined as any calendar day during which the New York Stock Exchange is scheduled to be officially open for business for any period of time.

     (n) Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, by the parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement and the signature of any party to any

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counterpart  shall be deemed a signature  to, and may be appended  to, any other counterpart. This Agreement may be executed by facsimile signature and the facsimile signature of any party shall constitute an original in all respects.

                [Remainder of this page left blank intentionally;
                           Signature page to follow.]






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Navidec Financial Service, Inc./J. Paul Consulting Agreement
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     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                      PR FIRM:

                                      J. PAUL CONSULTING
                                      a _____________________________

Date: July 26, 2005                   By: /s/ Jeff Ploen
                                         ---------------------------------
                                      Name:    Jeff Ploen
                                      Title:   President



                                      CLIENT:

                                      NAVIDEC FINANCIAL SERVICES, INC
                                      a Colorado corporation

Date: July 26, 2005                   By: /s/ Robert Grizzle
                                         ---------------------------------
                                      Name:  Robert D. Grizzle
                                      Title: President, Chief Operating Officer
                                      and Chief Financial Officer



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Navidec Financial Service, Inc./J. Paul Consulting Agreement
Exhibit A


                                    Exhibit A
                                    ---------

                              Services Description

     PR Firm will use its best efforts in seeking to achieve the following objectives and service provisions:

     A-1) PRIMARY CAMPAIGN OBJECTIVES:
          ----------------------------
          a) Provide strategic counsel, policy guidance and program execution leading to sound investor relations' performance and consistent, credible communications programs.
          b) increase general market awareness of Client and promote understanding and appreciation for Client's strategic direction among the retail, wholesale, institutional and individual investing communities.
          c) Promote enhanced and pervasive education of our retail broker and institutional network.
          d) Promote positive awareness of Client among securities and industry analysts. Research and track analysts' perceptions and attitudes towards Client and benchmark these measurables against realization of program objectives.
          e) Coordinate all media activity to promote mass awareness of Client and material events via traditional and new media outlets - both industry-specific as well as general financial.
          e) Assist management with the development of high-impact strategic approaches to the equity and debt markets that will deliver enhanced shareholder value and lower Client's cost of capital.



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Navidec Financial Service, Inc./J. Paul Consulting Agreement
Exhibit B


                                    Exhibit B
                                    ---------

                                  Compensation

Following the execution of this Agreement, Client shall issue to PR Firm an option to purchase 500,000 shares of Client's common stock at an exercise price of $1.00 per share and exercisable until July 26, 2010 (the "Options"). The Options will vest as follows: (A) options to purchase 166,666 shares shall vest upon the successful completion of the Client's Private Placement in an amount of not less than $2 million, (B) options to purchase 166,667 shares shall vest upon the successful conversion of the Client's Class A Warrants issued as part of the unit in the Private Placement, and (C) options to purchase 166,667 shares shall vest upon the successful conversion of the Client's Class B Warrants issued as part of the unit in the Private Placement.